Exhibit 4.4
                                  -----------


                               [LETTERHEAD OF BNS]



                                                           December 29, 2003

Lee Hartwell
President and Chief Executive Officer
Hemosol Inc.
2585 Meadowpine Blvd.
Mississauga, ON  L5N 8H9


                         AMENDMENT TO COMMITMENT LETTER
                         ------------------------------

                     Reference is made to a commitment letter dated October 25, 2002 between The Bank of Nova Scotia, as lender (the "Bank"), Hemosol Inc., as borrower (the "Customer"), and MDS Inc., as guarantor, as amended and supplemented by supplemental agreements dated as of November 22, 2002 and April 29, 2003 between the same parties, (as amended, the "Commitment Letter") pursuant to which the Bank agreed to advance up to $20,000,000 to the Customer on the terms and subject to the conditions set out in the Commitment Letter.

                     In consideration of the mutual promises herein made and for other good and valuable consideration hereby acknowledged by the parties to be adequate, the Commitment Letter is hereby amended as follows:

1. The phrase "in which case the Facility shall be repayable on May 25, 2004" in clause (i) of the second paragraph under the heading "REPAYMENT:" on the first page (but numbered page 3 of the Commitment Letter) of the Terms and Conditions attached to the Commitment Letter is hereby deleted and replaced with the following phrase:

          "...in which case the Facility shall be repayable on October 1, 2004".

2. The last three sentences beginning on the eighth line of the third paragraph under the heading "SPECIFIC SECURITY:" on the second page (but numbered page 4 of the Commitment Letter) of the Terms and Conditions attached to the Commitment Letter, beginning with "The Guarantee shall have an initial term of 18 months...", are hereby deleted and replaced with the following:

          "The Guarantee shall have an initial term from November 22, 2002 through October 21, 2004 (the "Initial Term"). To the extent that the Borrower has not fully repaid the Credit during the Initial Term and subject to the Borrower obtaining TSX listing approval for an additional 4,000,000 warrants for common shares of the Borrower being issued to MDS Inc. at an issue price of $1 in consideration of extending the term of the Guarantee, MDS Inc. has agreed with the Borrower to extend the term of the Guarantee to June 20, 2005. The term of the Guarantee shall be automatically extended to June 20, 2005 unless MDS Inc. delivers a written notice to the Bank prior to September 1, 2004 stating otherwise."

                     Except as expressly amended pursuant to this amending letter, the Commitment Letter shall remain in full force and effect and without modification and the Commitment Letter, together with this amending letter, constitutes the entire agreement of the parties hereto with respect to the subject matter therein and herein contained. This amending letter may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. This amending letter shall be effective as of September 30, 2003.

                     Your execution of this amending letter in the spaces indicated below shall constitute your agreement with the provisions hereof.



                                               Yours very truly,


                                               THE BANK OF NOVA SCOTIA

                                               by  /s/ BYRON KWAN
                                                   ---------------------------
                                                   Name: Byron Kwan
                                                   Title: Director






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
                     We each hereby agree with and accept the provisions of this amending letter effective as of September 30, 2003.


                                      HEMOSOL INC.

                                      by  /s/ LEE HARTWELL
                                          -------------------------------------
                                          Lee Hartwell
                                          President and Chief Executive Officer


                                      MDS INC.

                                      by  /s/ J. A. H. GARNER
                                          -------------------------------------
                                          Name: J. A. H. Garner
                                          Title: EVP & CFO

















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